                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                                                                 State or Other
                                                                 Jurisdiction of
                                                                 Incorporation
Name                                                             or Organization
----                                                             ---------------

Schwitzer U.S. Inc.                                              Delaware
Schwitzer Manufacturing Canada Inc.                              Canada
Lacom Schwitzer Equipamentos, Ltda.                              Brazil
Schwitzer (Europe) Holdings Limited                              United Kingdom
Schwitzer (Europe) Limited                                       United Kingdom